Exhibit 1.3

Approved
by Annual General Shareholders’ Meeting
of OJSC Rostelecom held on June 9, 2008
Minutes No. 1 dated June 24, 2008

REGULATIONS ON THE BOARD OF DIRECTORS OF

THE OPEN JOINT STOCK COMPANY
LONG-DISTANCE AND INTERNATIONAL TELECOMMUNICATIONS ROSTELECOM

(restated version No. 7)

Moscow

2008

1.                                      GENERAL PROVISIONS

1.1.                              These Regulations on the Board of Directors (hereinafter, “Regulations”) shall, in accordance with the Civil Code of the Russian Federation, the Law “On Joint-Stock Companies” and the Charter of the Company, govern the procedure for convocation and holding of meetings of the Board of Directors, the amount and procedure for payment of remuneration and compensation to members of the Board of Directors of the Company.

1.2.                              The Board of Directors is the collegial governing body of the Company which carries out general management activities except for the issues relegated by the Federal Law “On Joint Stock Companies” to the General Shareholders’ Meeting of the Company.

2.                                      PURPOSES AND PRINCIPLES OF OPERATION OF THE BOARD OF DIRECTORS

2.1.                              The purposes of the Board of Directors activities shall be the procurement of maximum profits and increase of assets of the Company, protection of rights and legitimate interests of the shareholders and provision of complete, accurate and objective public information about the Company.

2.2.                              In order to accomplish its purposes the Board of Directors shall adhere to the following principles:

•                  make decisions on the basis of reliable information about the Company’s activities;

•                  exclude restrictions on rights of the shareholders to participate in the management of the Company’s activities and to receive dividends and information on the Company;

•                  procure the balance between interests of different groups of shareholders and make decisions of Board of Directors in an objective manner for the benefit of all shareholders of the Company.

2.3.                              Any irremovable ambiguity of rules, stipulated in legislation and internal documents shall be interpreted by the Board of Directors in favor of rights and legitimate interests of the shareholders.

3.                                      RIGHTS AND DUTIES OF A MEMBER OF THE BOARD OF DIRECTORS; PROCEEDINGS FOR THEIR EXECUTION

3.1.                              A member of the Board of Directors shall have the right:

•                  to request from the officers of the Company any information and documents on the Company’s activities specified in Article 89 of the Law “On Joint Stock Companies” in accordance with the procedure stipulated by these Regulations;

•                  to receive compensation of expenses related to their performance of functions related to the performance of functions of a member of the Company’s Board of Directors according to the procedure specified in this Regulations, provided that they are not prohibited from commercial participation in the managing body of a commercial organization pursuant to the current legislation of the Russian Federation; to receive remuneration for performance of his or her duties of a member of the Company’s Board of Directors as stipulated for herein or to perform functions of a member of the Company’s Board of Directors free of charge;

•                  to demand his or her dissenting opinion on issues on the agenda and approved decisions to be recorded in the minutes of the meeting (absentee voting) of the Board of Directors.

3.2.                              A member of the Board of Directors shall:

•                  be loyal to the Company, i.e., refrain from using his or her position in the Company for the benefit of other persons;

•                  act within the scope of his or her authorities in accordance with the purposes and principles of operation of the Board of Directors;

•                  act reasonably and in good faith with respect to the Company’s affairs;

•                  not disclose non-public and confidential information (as stipulated by the applicable legislation and internal documents) on the activities of the Company became known to him or her as fulfilling his or her duties as a member of the Board of Directors;

•                  initiate meetings or absentee voting by the Board of Directors in order to decide urgent matters;

•                  participate in the decision-making of the Board of Directors by voting on issues on the agenda of meetings or by absentee voting;

•                  make reasonable decisions having reviewed all necessary information (materials);

•                  evaluate risks and adverse consequences in the course of decision-making;

•                  notify the Company in time that he or she is affiliated or that there are changes in the grounds for his or her affiliation;

•                  notify the Board of Directors of proposed transactions in which he/she may be deemed interested;

•                  notify in writing the Corporate Secretary about (i) possession of securities of the Company, (ii) intentions to conduct deals with securities of the Company and its affiliates, and (iii) executed transactions with such securities – in an order set by applicable internal document, approved by the Board of Directors; and

•                  not establish or participate in organizations competing with the Company except where this has been permitted by a majority of the independent directors of the Board of Directors or by the shareholders holding a majority of the ordinary shares in the Company;

•                  to inform the Company in writing about prohibition set or lifted for his or her commercial participation in the managing body of a commercial organization pursuant to the current legislation of the Russian Federation;

•                  to inform the Company in writing if he or she intends to perform their functions as a member of the Board of Directors free of charge.

3.3.                              The activities of a member of the Board of Directors shall be continuous and shall not be limited to participation in decision-making of the Board of Directors.

3.4.                              The Company shall, at the written request of a member of the Board of Directors, provide him or her with personal access to the information and documents stipulated in Section 3.1 hereof.

The requested information and documents shall be provided in person to a member of the Board of Directors for review within five business days from the moment when such request was made or within another period agreed upon with the member of the Board of Directors who had made such request.

The Company shall, at the request of a member of the Board of Directors, provide him or her with copies of the requested documents.

4.                                      CHAIRMAN OF THE BOARD OF DIRECTORS

4.1.                              The Chairman of the Board of Directors shall be elected by and from among the members of the Board of Directors by a majority of votes of the members of the Board of Directors participating in the first meeting following their election by the General Shareholders Meeting of the Company.

4.2.                              The person performing the functions of the individual executive body of the Company may not at the same time be the Chairman of the Board of Directors.

4.3.                              The Board of Directors may re-elect the Chairman of the Board of Directors at any time.

4.4.                              The members of the Board of Directors shall have the right to elect a Deputy Chairman. In the absence of the Chairman of the Board of Directors of the Company, all of his or her functions (including the right to sign documents) shall be performed by the Deputy Chairman and, in the absence of the latter, by one of the members of the Board of Directors authorized by a decision of the Board of Directors of the Company made by the majority of votes of its members participating in the meeting.

4.5.                              The Chairman of the Board of Directors shall organize the work of the Board of Directors, convene and chair its meetings, organize absentee voting and keeping of minutes at the meetings of the Board of Directors.

4.6.                              The Chairman of the Board of Directors may not delegate his or her functions to another person.

5.                                      CORPORATE SECRETARY

5.1.                              The working efficiency of the Board of Directors is assured by the Corporate Secretary. The duties of the Corporate Secretary are stipulated by the Regulations on the Corporate Secretary and the Corporate Secretary’s Department.

5.2.                             For the period of absence of the Corporate Secretary his/her duties shall be performed by other person designated for this period from among the employees of Corporate Secretary Department of the Company by the Board of Directors.

5.3.                              The Corporate Secretary shall have the right:

•                  to request from the Company’s officers information and documents required for the preparation of materials regarding the agenda issues of meetings of the Board of Directors;

•                  to receive compensation for expenses related to the performance of his/her functions and bonus payments based upon evaluation of his/her work by the Board of Directors.

5.4.                              The Corporate Secretary shall:

•                  keep and draw up minutes of meetings and absentee voting of the Board of Directors;

•                  record and keep incoming documentation and copies of outgoing documentation of the Board of Directors;

•                  notify members of the Board of Directors about meetings (absentee voting) of the Board of Directors in the manner and within the time stipulated herein;

•                  send out the materials necessary for consideration of the agenda issues of meetings (absentee voting) of the Board of Directors to the members of the Board of Directors in the manner and within the term stipulated herein;

•                  make and sign extracts from minutes of meetings and absentee voting of the Board of Directors; and

•                  perform other functions as provided herein and in the Regulations on the Corporate Secretary and Corporate Secretary Department.

6.                                    MEETING OF THE BOARD OF DIRECTORS

6.1.                            Decisions of the Board of Directors may be taken in the form of joint presence (including video- or audio- conference call) or by absentee voting.

6.2.                          The meetings (absentee voting) of the Board of Directors shall be held regularly in accordance with the work schedule approved by the Board of Directors, but not less than once every three months. If so required, the Board of Directors shall consider issues that are not included in the work schedule.

6.3.                          A meeting (absentee voting) of the Board of Directors shall be convened by the Chairman of the Board of Directors on his or her own initiative, at the request of a member of the Board of Directors, a committee of the Board of Directors, the Audit Committee, the external auditor of the Company, the individual executive body or collegial executive body of the Company, the head of the internal control unit, or at the request of a shareholder (shareholders) holding in aggregate not less than 2 percent of the Company’s voting shares.

The agenda of the meeting to be convened (absentee voting) shall be determined by the Chairman of the Board of Directors subject to the approved work plan of the Board of Directors and received requests of the persons listed in the first paragraph of this Clause.

6.4.                            The request to convene a meeting (absentee voting) of the Board of Directors shall contain the following information:

6.4.1.                   name of the person initiating the meeting or the name of the body or the legal entity making the request;

6.4.2.                   if the request for convocation of a meeting is submitted by a shareholder, it shall include the number and category (type) of his or her shares;

6.4.3.                   the form of decision-making (by joint presence or by absentee voting);

6.4.4.                  the date of the meeting or, in the event of absentee voting, the date of completion of voting by the members of the Board of Directors on the agenda issues;

6.4.5.                    agenda of the meeting (absentee voting);

6.4.6.                  list of information (materials) to be furnished to the members of the Board of Directors for the meeting (absentee voting);

6.4.7.                  draft resolutions on agenda issues and, if such issues include election (appointment) of members of official bodies and other persons, information on candidates to such bodies and such persons.

In addition, the request to convene a meeting (absentee voting) of the Board of Directors may contain the following information:

6.4.8.                     time and venue of the meeting (in case of a meeting);

6.4.9.                     other information at the discretion of the party initiating the convocation.

6.5.                             Notification of the convocation of the meeting of the Board of Directors (absentee voting) shall be delivered to each member of the Board of Directors together with the necessary materials not less than 14 business days prior to the date of the meeting (or, in the event of absentee voting, prior to completion of voting). The said term may be reduced if it is required to decide urgently on any issues provided that none of the members of the Board of Directors objects. Objections shall be presented in the form of written dissenting opinions submitted by the members of the Board of Directors by using one of the methods stipulated by this paragraph for notification of the convocation of the meeting (absentee voting) not later than the date specified in such notification for urgent decision-making.

If the meeting of the Board of Directors (absentee voting) must be held earlier in accordance with the existing legislation, the period for delivery of notification and necessary materials must be reduced.

Notification of the meeting (absentee voting) shall be sent to the members of the Board of Directors in writing or in any other form convenient to them (including mail, telegraph, teletype, telephone, e-mail or other method communication).

Notification of the meeting (absentee voting) shall contain the information listed in paragraphs 6.4.3-6.4.8 hereof and specify the address to which the members of the Board of Directors may send their written opinions.

On the initiative of the bodies and persons entitled to demand convocation of the meeting of the Board of Directors (absentee voting), the agenda of the meeting of the Board of Directors (absentee voting) may include additional issues, provided that there are no objections from any of the Directors. Proposal to include additional issues into the agenda of a convened meeting (absentee voting) shall be made in writing and include wording of such an issue and information stipulated in paragraphs 6.4.1, 6.4.2 and 6.4.6 hereof.

The bodies and the persons that initiated convocation of the meeting or absentee voting (inclusion of an issue into the agenda of the meeting or absentee voting) may revoke their proposal at any time before summarizing the voting results on such an issue. Objections to inclusion of an additional issue into the agenda of the meeting (absentee voting) shall be presented in the form of written dissenting opinions submitted to the Company by the members of the Board of Directors by using one of the methods stipulated by this paragraph for notification of the convocation of the meeting (absentee voting) not later than the date specified in notification of inclusion of such additional issue into the agenda.

Should there arise circumstances which make it impossible or difficult to hold the meeting of the Board of Directors in the place and/or at the time notified to the members of the Board of Directors, the meeting on the original agenda may be held in a different place and/or at a different time. All members of the Board of Directors shall be notified of changes in the place and/or time of the meeting in advance to ensure their attendance. Notification of such changes shall be given to the members of the Board of Directors in any form which guarantees receipt of such notification at the location or mailing address of each member of the Board of Directors.

All members of the Board of Directors shall be notified of changes in the agenda of the meeting (absentee voting) in accordance with the procedure used for notification of convocation of the meeting (absentee voting).

No advance notification shall be needed for the first (organizational) meeting of the Board of Directors conducted on the day of the General Shareholders’ meeting at which the Board of Directors is elected (provided that the decision on the election of the Board of Directors and the results of voting thereon are announced at the General Shareholders’ Meeting at which the voting is held).

6.6.                             In the course of making decisions at the meeting of the Board of Directors, the members of the Board of Directors who are present at the meeting shall express their opinion on the agenda issues by voting.

If a member of the Board of Directors cannot attend a meeting in person, or in the event of absentee voting, such member of the Board of Directors may express his or her opinion on the issues on the agenda in writing.

6.7.                            The written opinion may be expressed by the member of the Board of Directors by using one of the following methods (including mail, facsimile or electronic communication):

6.7.1.                  Submission of a written report on the issues on the agenda.

The written report shall indicate how the member of the Board of Directors has voted on each issue on the agenda on which he/she has the right to vote using one of the following options: “aye”, “nay” or “abstained”. When the “aye” option is used, the member of the Board of Directors shall formulate the draft resolution for which he/she is voting (draft resolution proposed in the notification of convocation of the meeting (absentee voting) or draft resolution modified by the member of the Board of Directors in his/her discretion).

The written report of the member of the Board of Directors which has no right to vote on the issue on the agenda may contain proposed wording of the draft resolution to be voted upon by the members of the Board of Directors which have the right to vote on such issue (draft resolution proposed in the notification of convocation of the meeting (absentee voting) or draft resolution modified by the member of the Board of Directors in his/her discretion) or a proposal to use the “nay” or “abstained” option when voting on the draft resolution proposed by the person initiating the issue.

The written conclusion of the member of the Board of Directors main contain:

remarks on furnished materials (information) which require that specific amendments be made to such materials (information);

comments on (interpretations of) furnished materials (information), descriptive and critical remarks which do not require that specific amendments be made to such materials (information) as used for decision-making purposes;

requests that the Company or the persons initiating consideration of the issue on the agenda furnish additional information which is related to such issue but is not necessarily required for decision-making purposes and does not affect the voting;

requests that the Company furnish copies of materials (information) specified in resolutions of the Board of Directors in the event of their approval.

6.7.2.                  Conduct of a written poll of the members of the Board of Directors on draft resolutions on the issues on the agenda contained in the notification of absentee voting. Such poll shall be conducted only if no written conclusions have been presented by the members of the Board of Directors in the course of preparation for absentee voting.

6.7.3.                  Conduct of an absentee voting written poll of the members of the Board of Directors on draft resolutions on the issues on the agenda contained in written conclusions submitted by the members of the Board of Directors. If none of such written conclusions specifies the “aye” option (proposes to select the “aye” option) for any issue on the agenda, the poll on such issue shall be conducted on the draft resolution proposed in the notification of absentee voting.

6.7.4.                  Conduct of a written poll of the members of the Board of Directors intending to be absent from the meeting on draft resolutions on the issues on the agenda proposed in the notification of the meeting.

6.7.5.                  Conduct of a written poll of the members of the Board of Directors absent from the meeting on draft resolutions on the issues on the agenda developed by the members of the Board of Directors attending the meeting.

Written polls of the members of the Board of Directors shall be conducted by completing questionnaires prepared by the Corporate Secretary.

6.8.                            In the course of absentee voting, questionnaires shall be prepared and delivered to the members of the Board of Directors on the last business day preceding the date of completion of voting by the members of the Board of Directors. When the poll is conducted on the basis of written conclusions, only those conclusions submitted by the members of the Board of Directors prior to the date of delivery of questionnaires shall be taken into consideration.

If only one written conclusion is received prior to the date specified in part 1 of this paragraph, questionnaires shall be prepared for all members of the Board of Directors with the exception of the member of the Board of Directors which submitted such written conclusion. Such questionnaires shall specify draft resolutions on the issues on the agenda contained in such written conclusion, and draft resolutions proposed in the notification of absentee voting on those issues on the agenda with respect to which the written conclusion specifies the “nay” or “abstained” option (proposes to select the “nay” or “abstained” option).

If two or more written conclusions are received prior to the date specified in part 1 of this paragraph, questionnaires shall be prepared for all members of the Board of Directors including those members of the Board of Directors which submitted such written conclusions. Such questionnaires shall specify draft resolutions on the issues on the agenda contained in each such written conclusion, and draft resolutions proposed in the notification of absentee voting on those issues on the agenda with respect to which none of the written conclusions specifies the “aye” option (proposes to select the “aye” option).

6.9.                            Prior to the meeting, any member of the Board of Directors intending to be absent from the meeting and express his/her opinion in writing may submit his/her written conclusion on the issues on the agenda or request that the Corporate Secretary prepare for him/her a questionnaire containing draft resolutions on the issues on the agenda proposed in the notification of the meeting. Such questionnaire shall be prepared and delivered to such member of the Board of Directors within 1 business day following the date of receipt of such request. If, pursuant to part 3 of paragraph 6.11 of this Clause, the member of the Board of Directors which is absent from the meeting and has submitted his/her written opinion prior to the meeting must take a poll on draft resolutions on the issues on the agenda developed by the members of the Board of Directors attending the meeting, the questionnaire shall be prepared and delivered to such member of the Board of Directors on the day on which the meeting is held immediately after such draft resolutions have been developed.

6.10.                     The following written opinions of the members of the Board of Directors shall be taken into consideration in the course of absentee voting for the purpose of determining the quorum and voting results depending on the number of written conclusions submitted:

6.10.1.           If only one written conclusion is received prior to the date specified in part 1 of paragraph 6.8 of this Clause:

•                 written conclusion;

•                 duly submitted questionnaires wherein only one voting option (“aye”, “nay” or “abstained”) is specified for each draft resolution on the issues on the agenda.

6.10.2.           If two or more written conclusions are received prior to the date specified in part 1 of paragraph 6.8 of this Clause, duly submitted questionnaires wherein only one voting option (“aye”, “nay” or “abstained”) is specified for each version of draft resolution on the issues on the agenda. The “aye” option may be specified for only one draft resolution version. In such event, the member of the Board of Directors which previously submitted his/her written conclusion may:

•                 confirm his choice of the voting option by selecting “aye” with respect to the draft resolution version contained in his/her written conclusion, or

•                 modify his choice of the voting option by selecting “aye” with respect to a different draft resolution version.

The questionnaire of the member of the Board of Directors shall be deemed to have been duly submitted if it is received not later than the voting completion date, signed by such member of the Board of Directors, and does not contain irregular remarks or inscriptions.

6.11.                     Written opinions of absent members of the Board of Directors submitted prior to the time of beginning of the meeting shall be taken into consideration for the purpose of determining the quorum and voting results.

The chairman of the meeting shall announce the written opinion of a member of the Board of Directors who is absent from the meeting prior to the commencement of voting on an agenda issue with respect to which such opinion is submitted. If such opinion is submitted in the form of a written conclusion containing remarks on furnished materials (information) which require that specific amendments be made to such materials (information) and/or modified draft resolutions on the issues on the agenda, each member of the Board of Directors attending the meeting shall vote on draft resolutions contained in such written opinion.

If the members of the Board of Directors attending the meeting develop draft resolutions on the issues on the agenda different from those contained in the written opinion of the absent member of the Board of Directors, the Corporate Secretary shall communicate such draft resolutions to such absent member of the Board of Directors and request that he/she express his/her opinion thereon by submitting his/her written vote prior to the end of the day on which the meeting is held. For this purpose, the questionnaire shall specify both draft resolutions on the issues on the agenda contained in the written opinion received from such absent member of the Board of Directors earlier, and draft resolutions developed by the members of the Board of Directors attending the meeting. The absent member of the Board of Directors shall select only one voting option (“aye”, “nay” or “abstained”) for each version of draft resolution on each issue on the agenda. The “aye” option may be selected for only one draft resolution version. The absent member of the Board of Directors may:

•                 confirm his choice of the voting option by selecting “aye” with respect to the draft resolution version contained in the written opinion submitted by him/her earlier, or

•                 modify his choice of the voting option by selecting “aye” with respect to the draft resolution version developed at the meeting.

6.12.                     When voting on the issue previously considered by committees of the Board of Directors, the members of the Board of Directors shall be given an opportunity to review recommendations issued by the relevant committees.

6.13.                     When the Board of Directors considers the issues on the agenda, each member of the Board of Directors shall have one vote.

A member of the Board of Directors may not delegate his or her voting right to another person, including another member of the Board of Directors.

In the event of a tie vote of the members of the Board of Directors the Chairman of the Board of Directors shall have the casting vote.

In the event where a decision is made in accordance with the Charter of the Company by a three-quarters majority or unanimously by all members of the Board of Directors without taking into account the votes of dismissed members of the Board of Directors, dismissed members of the Board of Directors shall be defined as those who have died or whose powers have been suspended by a valid decision of the General Shareholders’ Meeting.

6.14.                     Proceedings at the meetings of the Board of Directors (absentee voting) shall be recorded in the minutes.

The minutes of the meeting (absentee voting) of the Board of Directors shall be drawn up within 3 days following the date of the meeting (completion of voting by the members of the Board of Directors in the event of absentee voting).

The minutes of the meeting (absentee voting) shall specify:

•                  place and time of the meeting or, in the event of absentee voting, place where the minutes are drawn up and date of completion of voting by the members of the Board of Directors;

•                  persons who were present at the meeting: members of the Board of Directors (with an indication of whether they have the right to vote on specific issues on the agenda) and invitees;

•                  members of the Board of Directors which have submitted written opinions on the issues on the agenda (with an indication of whether they have the right to vote on specific issues on the agenda);

•                  agenda of the meeting;

•                  draft resolutions on the issues put to the vote and voting results;

•                  resolutions approved.

7.                                      REMUNERATION OF MEMBERS OF THE BOARD OF DIRECTORS AND COMPENSATION FOR EXPENSES RELATED TO THE PERFORMANCE OF THEIR FUNCTIONS

7.1.                              For the period of performance by the members of the Board of Directors of their duties, the Company shall remunerate them and compensate costs connected with the performance by members of the Board of Directors of their functions.

7.2.                              The remuneration of the members consists of quarterly and annual payments.

7.3.                              The quarterly payment to the every member of the Board of Directors shall be equal 980,000 rubles. The Chairman of the Board of Directors shall receive quarterly payment with a coefficient 1.3.

7.3.1.                     The quarterly payment of the member of Board of Directors may be reduced by:

•                  30%, in the case of absence on less then half (50% inclusive) of the Board of Directors meetings and absentee meetings held;

•                  100%, in the case of absence on more then half of the Board of Directors meetings and absentee meetings held.

7.3.2.                     If during the quarter there were changes in the composition of the Board of Directors and/or changes in performance of functions by a member of the Board of Directors (commercial/free of charge) the remuneration shall accrue and be paid in proportion to the period of time during which the member of the Board of Directors performed their functions on a commercial basis.

7.4.                              The annual payment to all the members of the Board of Directors The annual payment to the members of the Board of Directors shall be determined by the decision of the General Shareholders’ Meeting as a percent of OIBDA calculated in accordance with Russian accounting legislation for the next reporting financial year that may not exceed 0.26% and shall be used for determining the amounts of remunerations of the persons performing functions of the members of the Board of Directors from the moment of the General Shareholders’ Meeting on the results of the financial year until the next annual General Shareholders’ Meeting.

The annual remuneration of each member of the Board of Directors shall be determined as a value calculated in accordance with the first paragraph of this Clause and divided by the number of persons elected to the Board of Directors with the Chairman receiving payment with a coefficient 1.3. The annual remuneration to the member of the Board of Directors may be reduced by 50% in the case of absence on more then half of the Board of Directors meetings held.

If during the period from the moment of election of the Board of Directors by the annual General Shareholders’ Meeting until the next annual General Shareholders’ Meeting there were changes in the composition of the Board of Directors and/or changes in performance of functions by a member of the Board of Directors (commercial/free of charge) the remuneration shall accrue and be paid in proportion to the period of time during which the member of the Board of Directors performed their functions on a commercial basis.

7.5.                              The annual remuneration to the member of the Board of Directors shall be paid not later then 3 months after its approval by the General Shareholders’ Meeting.

7.6.                              The member of the Board of Directors who also serves as a member of the Audit Committee shall receive quarterly extra payment equal to 150,000 rubles for their performance of functions as a member of the Audit Committee. The Chairman of the Audit Committee shall receive extra payment with a coefficient 1.2.

The member of the Board of Directors who serves as a member of the other committees of the Board of Directors shall receive quarterly extra payment equal to 80,000 rubles. The Chairman of the committee shall receive extra payment with the coefficient 1.2.

7.7.                              Members of the Board of Directors who are state officials shall perform their duties on non-paid basis.

7.8.                              Members of the Board of Directors may not receive remuneration or compensation for expenses for the performance of their duties in any kind or manner for making decisions by the Board of Directors or other bodies of the Company, or also for the exercise of their rights and performance of their duties as members of the Board of Directors, other than remuneration and compensation for expenses received in accordance with these Regulations or by the decision of the General Shareholders Meeting.

8.                                      PROCEEDINGS FOR APPROVAL AND INTRODUCTION OF AMENDMENTS AND ADDITIONS TO THE REGULATIONS

8.1.                              These Regulations shall be approved by the General Shareholders Meeting by a majority of votes of the shareholders holding the voting shares of the Company and participating in the meeting.

8.2.                              The Regulations may be amended by the General Shareholders Meeting by a majority of votes of the shareholders holding the voting shares of the Company and participating in the meeting.

8.3.                              If, as a result of a change in the legislation of the Russian Federation or the Charter of the Company, certain provisions of these Regulations will not be in compliance with such changes, such provisions shall cease to be in force and before amendments to these Regulations are made the members of the Board of Directors shall act in accordance with effective legal acts of the Russian Federation and the Company’s Charter.